Exhibit 99.1

Sanuwave Health Reports Preliminary Q2 2026 Revenue of $9.6–$9.8 Million, Above High End of Revised Guidance

Sanuwave announces preliminary, unaudited revenues of $9.6 million to $9.8 million for the second quarter ended June 30, 2026, above the high end of the Company’s revised guidance of $8.5 to $9.5 million

EDEN PRAIRIE, MN, July 13, 2026 (GLOBE NEWSWIRE) Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of FDA-cleared directed energy systems used in advanced wound care, today announced that revenues for the second quarter of 2026 are expected to be in the range of $9.6 to $9.8 million, above the high end of the revised guidance range of $8.5 to $9.5 million provided in the Company’s press release dated June 16, 2026. Preliminary second quarter revenues represent a decrease of approximately 3–5% from revenues of $10.1 million in the second quarter of 2025.

“Q2 came in a bit above the top of the range that we laid out back in June,” said CEO Morgan Frank. “The business played out largely as we had forecast with capital sales facing headwinds from stress in our customer base and from the sale of used Ultramist systems in our market. Regarding the latter, as we discussed in our last release, Sanuwave will always seek to do what’s best for the patients, so we’ve been working to help qualify, train, and support such new users and offering attractive trade-in terms such that units purchased used can be traded in for certified pre-owned systems that would carry a manufacturer’s warranty. This program has been showing success so far.”

“The good news in the quarter is that sales of consumable applicators set all time records for both unit sales and revenues, both by significant margins. We see this as an indication of both increasing interest and confidence in Ultramist as a wound care modality and, obviously, as consumables are the core of any razor-razorblade business, as a promising trend for the future. We look forward to speaking with you more about this when the Company reports Q2 earnings in August.”

The preliminary revenue results described herein are based on management’s initial analysis of the second quarter ended June 30, 2026, and may be subject to adjustments based on the Company’s completion of its quarter-end financial close and review procedures.

About Sanuwave

Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive directed energy systems used in the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave's end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. Sanuwave applies and researches its patented and FDA approved/cleared energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are: reductions, clawbacks, or recoupments of CMS reimbursement for skin substitutes, allografts, or other advanced wound care products, and their effect on customer behavior and capital budgets; the financial distress, closure, or liquidation of wound care practices and the resulting impact on demand for the Company's systems; the emergence and growth of a secondary market for used Ultramist systems and the cannibalizing effect of such resales on sales of new systems; the Company's ability to qualify, train, and support new users acquiring systems through the secondary market, and the related regulatory, quality, and product-liability considerations; the Company's ability to sustain applicator and consumable volumes and convert system placements into recurring consumable revenue; any differences between updated guidance and final reported results following completion of the quarter; risks associated with regulatory oversight; the Company's ability to manage its capital resources; competition; and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com